LYRIS, INC., REPORTS THIRD QUARTER FISCAL 2011 RESULTS

    (EMERYVILLE, CA), May 11, 2011---Lyris, Inc., (OTCBB: LYRI.OB), the online marketing expert, today reported results for the third quarter and first nine months of fiscal 2011.

    For the quarter ended March 31, 2011, Lyris reported revenues of $10.1 million, compared to revenues of $10.9 million in the third quarter a year ago and $10.3 million in the prior quarter. Revenues for the third quarter of 2011 included a one-time benefit of approximately $580,000 in professional services revenues that had been previously classified as deferred revenues.

    On a GAAP basis, the company reported a net loss of $761,000, or $0.01 per share, in the third quarter of 2011, compared with a net loss of $691,000, or $0.01 per share, in the third quarter of 2010.

    On a non-GAAP basis, Lyris reported a net loss of $108,000, or $0.00 per share, in the third quarter of fiscal 2011. This compares with non-GAAP net income of $404,000, or $0.00 per diluted share, in the same period a year ago. Material components excluded from non-GAAP net income in the third quarter of 2011 were amortization of intangibles of $481,000, stock-based compensation expense of $172,000 and other expense of $52,000. Exclusions from non-GAAP net income in the third quarter of fiscal 2010 included amortization of intangibles of $946,000, stock-based compensation expense of $190,000 and other income of $41,000.

    The company said adjusted EBITDA in the third quarter of 2011 was $180,000 compared to $813,000 in the third quarter a year ago. Adjusted EBITDA is earnings before net interest expense, taxes, depreciation and amortization expense, non-cash stock-based compensation expense, other income or losses and certain other exclusions.

    A reconciliation between GAAP and non-GAAP net income and between GAAP net income and adjusted EBITDA can be found in this news release and at www.lyris.com.

    “Our results for the quarter reflect the continued transition of the company, with declining revenues from our legacy products offset by growth from our new offerings, including a year-over-year increase of eight percent in Lyris HQ revenues. In addition, our latest version of ListManager is gaining increasing traction in the market,” said Wolfgang Maasberg, chief executive officer of Lyris.

    “We are also pleased with the market response to our two recent enhancements to the Lyris HQ platform, which exemplify our strategy to provide unique, customer-driven and high value offerings that create differentiation for the platform,” he added.

    In late February, the company introduced a new mobility application that extends the Lyris HQ platform to the iPhone, iPod touch and iPad. Lyris HQ Mobility provides marketers real-time campaign insights and the ability to manage and view campaigns. In addition, the company recently introduced a new tabbed user interface for Lyris HQ, which enables marketers to multitask within email campaign development and facilitates increased productivity and workflow.

    “To complement these product enhancements, we have implemented a new and effective marketing strategy and built out our sales organization to increase the level of our engagement with both current customers and prospective customers—particularly potential Lyris HQ users in international markets,” Maasberg said.

    For the first nine months of fiscal 2011, Lyris reported revenues of $30.5 million compared to revenues of $33.1 million in the same period a year ago. On a GAAP basis, the company reported a net loss of $4.3 million, or $0.04 per share, in the first nine months of fiscal 2011, compared to a net loss of $1.8 million, or $0.02 per share, in the first nine months of fiscal 2010. On a non-GAAP basis, the company reported a net loss of $2.1 million, or $0.02 per share, in the first nine months of fiscal 2011 compared to net income on a non-GAAP basis of $1.5 million, or $0.01 per diluted share, in the first nine months of fiscal 2010. Non-GAAP results in the first nine months of fiscal 2011 and fiscal 2010 excluded amortization of intangibles of $1.9 million and $2.8 million and stock-based compensation expense of $643,000 and $543,000, respectively. In addition, in the first nine months of 2011 non-GAAP results excluded the reversal of a balance sheet reserve of $325,000 and other expenses of $66,000. In the first nine months of 2010 other income of $42,000 was excluded. Adjusted EBITDA for the first nine months of fiscal 2011 was a negative $223,000 versus a positive $2.9 million in the same period a year ago.

Conference Call

    The company will hold a conference call today, May 11, at 8 a.m., Pacific Daylight Time (11 a.m., Eastern Daylight Time). The teleconference can be accessed by calling (719) 325-4848, passcode 5591375, or via the Internet at www.lyris.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the call will be available through Wednesday, May 18, at (858) 384-5517, passcode 5591375, or via the company’s website at www.lyris.com.

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Non-GAAP Financial Measures

    In this release and during our conference call as described above, we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

    We believe the calculation of non-GAAP net income (loss) calculated without acquisition-related amortization charges, non-cash stock-based compensation expense and certain other measures provides a meaningful comparison to our net income (loss) figures. Management does not consider these measures that are excluded to be related to the company’s ongoing core operating performance and therefore non-GAAP net income provides a basis for comparison of the company’s operating results across other periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as net income (loss) on a GAAP basis, less interest, taxes, depreciation, amortization, non-cash stock compensation expense and certain other financial measures, is an indicator of the company’s cash flows. This measure is commonly used by our lenders to assess our leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.

About Lyris

    Lyris, Inc. (OTCBB: LYRI.OB) is the online marketing expert delivering the right mix of software technology and industry knowledge to help its customers simplify their marketing efforts and optimize campaign ROI. Through its on-demand integrated marketing suite, Lyris HQ, and reliable on-premise solutions, including Lyris ListManager, Lyris provides customers the right tools to optimize their online and mobile marketing initiatives.

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Precautionary Statements Regarding Forward-Looking Information

    Some of the statements in this news release may include forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect our current views with respect to future events and financial performance. These forward-looking statements, which may apply to us specifically or the email marketing technology and services industry in general, are made pursuant to the safe harbor provisions of the PSLRA and include estimates and assumptions related to economic, competitive, regulatory, judicial, legislative and other developments. Statements that include the words, “expects,” “intends,” “plan,” “believe,” “project,” “estimate,” “may, “should,” “anticipate,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

    All forward-looking statements address matters that involve risks and uncertainties. Accordingly, these are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. Certain risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K and Quarterly Report on 10-Q under the section entitled, “Business-Risk Factors.” This section, along with other sections of our reports filed with the Securities and Exchange Commission, describes some, but not all, of the factors that could cause actual results to differ significantly from management’s expectations and have a material adverse effect on the businesses, financial condition and common stock of the company. This list of factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our filings with SEC available at www.sec.gov. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

    If one or more of these risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this news release reflect our views as of the date of this news release with respect to future events, and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Contacts:
Richard McDonald
Director, Investor Relations
Lyris, Inc.
(610) 688-3305
rmcdonald@lyris.com
or
Neal B. Rosen
Ruder-Finn
(415) 692-3058
rosenn@ruderfinn.com

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Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended
	March 31,
	2011	2010
Revenues:
Subscription revenue	$7,638	$8,458
Support and maintenance revenue	846	997
Professional services revenue	1,340	897
Software revenue	272	580
Total revenues	10,096	10,932
Cost of revenues:
Subscription, software and other services	4,146	4,669
Amortization of developed technology	144	446
Total cost of revenue	4,290	5,115
Gross profit	5,806	5,817
Operating expenses:
Sales & marketing	3,110	3,368
General and administrative	2,057	1,658
Research & development	1,042	881
Amortization of customer relationship and
trade names	338	500
Total operating expenses	6,547	6,407
Loss from operations	(741)	(590)
Interest expense	(24)	(65)
Interest income	3	-
Other (expense) income	(52)	41
Loss from operations before income taxes	(814)	(614)
Income tax provision (benefit)	(53)	77
Net loss	$(761)	$(691)
Net loss per share basic and diluted	$(0.01)	$(0.01)
Weighted average shares outstanding used in
calculating net loss per share:
Basic and diluted	121,234	103,222

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Nine Months Ended
	March 31,
	2011	2010
Revenues:
Subscription revenue	$23,218	$25,388
Support and maintenance revenue	2,748	3,218
Professional services revenue	3,209	2,493
Software revenue	1,368	1,975
Total revenues	30,543	33,074
Cost of revenues:
Subscription, software and other services	14,347	13,796
Amortization of developed technology	664	1,312
Total cost of revenue	15,011	15,108
Gross profit	15,532	17,966
Operating expenses:
Sales & marketing	10,485	9,963
General and administrative	6,362	5,431
Research & development	1,765	2,341
Amortization of customer relationship and
trade names	1,192	1,499
Total operating expenses	19,804	19,234
Loss from operations	(4,272)	(1,268)
Interest expense	(57)	(236)
Interest income	12	-
Other (expense) income	(66)	42
Loss from operations before income taxes	(4,383)	(1,462)
Income tax provision (benefit)	(54)	352
Net loss	$(4,329)	$(1,814)
Net loss per share basic and diluted	$(0.04)	$(0.02)
Weighted average shares outstanding used in
calculating net loss per share:
Basic and diluted	121,301	103,222

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	March 31,
	2011	2010
Net loss	$(761)	$(691)
Stock-based compensation expense	172	190
Amortization of intangibles	481	946
Other (expense) income	52	(41)
Non-GAAP net income (loss)	$(108)	$404
Net income (loss) per share basic and diluted	$(0.00)	$0.00

Shares used to compute net income per share:
Basic and diluted	121,234	103,222

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Nine Months Ended
	March 31,
	2011	2010
Net loss	$(4,329)	(1,814)
Stock-based compensation expense	643	543
Amortization of intangibles	1,856	2,811
Reversal of balance sheet reserve	(325)	-
Other (expense) income	66	(42)
Non-GAAP net income (loss)	$(2,089)	$1,498
Net income (loss) per share basic and diluted	$(0.02)	$0.01

Shares used to compute net income per share:
Basic and diluted	121,301	103,222

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2011	2010
Net loss	$(761)	$(691)
Interest (income) / expense, net	21	65
Income tax (benefit) / provision	(53)	77
Depreciation and amortization	749	1,213

Total EBITDA	(44)	664

Stock-based compensation expense	172	190
Other (expense) income	52	(41)

Total Adjusted EBITDA	$180	$813

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Nine Months Ended
	March 31,
	2011	2010
Net loss	$(4,329)	$(1,814)
Interest (income) / expense, net	45	236
Income tax (benefit) / provision	(54)	352
Depreciation and amortization	2,669	3,632

Total EBITDA	(1,669)	2,406

Stock-based compensation expense	643	543
Reorganization and severance expense	1,062	-
Reversal of balance sheet reserve	(325)	-
Other income	66	(42)

Total Adjusted EBITDA	$(223)	$2,907

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.